UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2012

OMEGA COMMERCIAL FINANCE CORPORATION
(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 13, 2012, we entered into a Commercial Contract to purchase from Club Investment Group, LLC .15 acres of real estate located at 983 Washington Avenue, Miami Beach, Florida 33139 for a total price of $11.5 million.  We paid into the escrow account of Sterling Business Law a deposit of $30,000.  Unless otherwise extended, the Closing is required to take place no later than February 11, 2013 (60 days from the effective date of the contract).

The property includes a 12,500 sq. ft. professional service building.  Our plans for the property include using it for our corporate offices and leasing portions of the property to third parties.

The foregoing summary of the Commercial Contract is qualified in its entirety by the contract attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 7.01

Regulation FD Disclosure

On December 19, 2012, we issued the attached press release announcing our entry into the Commercial Contract described in Item 1.01 hereto.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

10.1  Commercial Contract between Omega Commercial Finance Corporation and Club Investment Group, LLC dated December 13, 2012

99.1  Press Release dated December 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2012

OMEGA COMMERCIAL FINANCE CORPORATION

By:/s/ Jon S. Cummings, IV

Name:

Jon S. Cummings, IV

Title:

Chief Executive Officer

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